NORTHROP GRUMMAN CORPORATION



                           EXHIBIT 23


                  INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements Nos. 333-59815 and 33-59853 and 333-68003 of Northrop Grumman Corporation on Form S-8 and Registration Statements Nos. 333-78251 and 333-85633 of Northrop Grumman Corporation on Form S-3 and Registration Statement No. 333-40862 of Northrop Grumman Corporation on Form S-4 of our report dated January 26, 2000, except for discontinued operations footnote, as to which the date is July 24, 2000, appearing in this Report on Form 8-K of Northrop Grumman Corporation dated August 8, 2000.














DELOITTE & TOUCHE LLP
Los Angeles, California
August 8, 2000